Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 1, 2012

Job Number:	C20120302-0195
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120152191-84	Stock Split	1 Pages/1 Copies

Respectfully, ROSS MILLER Secretary of State

Certified By: Greg Devaul

Certificate Number: C20120302-0195

You may verify this certificate

online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20120152191-84
Filing Date and Time 03/01/2012 1:13 PM
Entity Number C2038-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:
Galectin Therapeutics Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
300,000,000 common voting shares, par value $0.001 per share (“Pre-Reverse Stock Split Shares”)

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
50,000,000 common voting shares, par value $0.001 per share (“Post-Reverse Stock Split Shares”)

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Each six (6) issued and outstanding Pre-Reverse Stock Split Shares shall be consolidated and exchanged for one (1) Post-Reverse Stock Split Share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional Post-Reverse Stock Split Shares shall be issued. Any fractional Post-Reverse Stock Split Shares that result from the reverse stock split shall be rounded up to the next whole number.

7. Effective date and time of filing: (optional)	Date:	March 22, 2012	Time:	4:01 PM (EDT)
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

President and Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 8-31-11